UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2026

Galaxy Digital Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42655	87-0836313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Vesey Street New York, NY	10282
(Address of principal executive offices)	(Zip Code)
(212) 390-9216
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	GLXY	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 28, 2026, Galaxy Digital Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”). The Company’s stockholders voted on four proposals at the Annual Meeting, each of which is described below as well as more fully in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2026 (the “Proxy Statement”). At the the Annual Meeting, there were 115,933,130 shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”) and 193,238,854 shares of the Company’s Class B common stock, par value $0.0000000001 per share (the “Class B Common Stock”) present in person or by proxy, together representing approximately 79.22% of the combined voting power of all issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote at the Annual Meeting, which constituted a quorum for the transaction of business. In deciding the proposals at the Annual Meeting, each holder of the Company’s Class A Common Stock and Class B Common Stock was entitled to one vote for each share held as of the close of business on April 2, 2026. The Class A Common Stock and Class B Common Stock voted as a single class on all matters.
At the Annual Meeting, the Company’s stockholders voted on the following proposals:
1.    To elect Michael Daffey, Bill Koutsouras, Rhonda Adams-Medina, Douglas Deason, Jane Dietze and Michael Novogratz to serve on the Company’s board of directors until the Company’s 2027 annual meeting of stockholders or until such director’s successor is duly elected and qualified.
2.    To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
3.    To approve, on a non-binding advisory basis, the compensation paid by the Company to its named executive officers as disclosed in the Proxy Statement.
4.    To select, on a non-binding advisory basis, whether future advisory votes on the compensation paid by the Company to its named executive officers should be held every one, two or three years.
The final voting results for each of these proposals are as follows:
Proposal 1: Election of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael Daffey	271,535,760	876,857	36,759,367
Bill Koutsouras	271,860,394	552,223	36,759,367
Rhonda Adams-Medina	271,390,941	1,021,676	36,759,367
Douglas Deason	272,025,756	386,861	36,759,367
Jane Dietze	272,040,696	371,921	36,759,367
Michael Novogratz	272,145,341	267,276	36,759,367
Each of the six nominees for director was elected to serve until the Company’s 2027 annual meeting of stockholders and until his or her successor has been duly elected and qualified.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
308,555,576	315,171	301,237	0

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Proposal 3: Advisory Vote on the Compensation of the Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
256,939,983	15,237,120	235,514	36,759,367

The stockholders approved, on an advisory basis, the compensation paid by the Company to its named executive officers.
Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Named Executive Officers.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
270,699,961	84,101	1,414,097	214,458	36,759,367

The stockholders advised that they were in favor of one year as the frequency of holding future advisory votes on the compensation of the Company’s named executive officers. In accordance with the voting results for this proposal, the Company’s board of directors has determined that the Company will conduct future advisory votes regarding the compensation of its named executive officers every year. This voting frequency will remain in effect until the next advisory vote regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers is submitted to the stockholders or the Company’s board of directors otherwise determines that a different frequency for such advisory votes is in the best interests of the Company and its stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY DIGITAL INC.

Date: May 28, 2026	By:	/s/ Anthony Paquette
Anthony Paquette
Chief Financial Officer